Exhibit 3(i)

CERTIFICATE OF INCORPORATION

OF

GOLD RIBBON BIO ENERGY HOLDINGS INC.

The undersigned, acting as incorporator of a corporation under the General Corporation Law of the State of Delaware, adopts the following certificate of incorporation for such corporation (the “Corporation”):

1. Name. The name of the Corporation is “Gold Ribbon Bio Energy Holdings Inc.”

2. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

3. Classes of Stock. The total number of shares which the Corporation is authorized to issue is 75,000,000 shares of which 64,500,000 shares shall be designated “Common Shares;” 500,000 shall be designated “Class B Common Shares;” and 10,000,000 shall be designated “Preferred Shares,” for which the Board of Directors may designate one or more series. All shares of stock of the Corporation shall have a par value of $0.01 per share. No holder of shares of any class of stock of the Corporation now or hereafter authorized shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any portions or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation; except that, holders of Class B Common Shares shall have preemptive rights with respect to the issuance of Class B Common Shares only. In addition, the Corporation shall not sell or offer to sell any Class B Common Shares without the prior approval of the holders of a majority of the issued and outstanding Class B Common Shares.

4. Common and Class B Common Shares. The Common Shares and the Class B Common Shares shall be identical in all respects and have equal rights and privileges, except as otherwise provided in this certificate. The relative rights, preferences and limitations of the shares of each class are as follows:

(a) Dividends. Except as provided in subparagraph 4(b), the Corporation shall not pay any dividends during any fiscal year to the holders of Class B Common Shares, unless and until the Corporation shall have paid the holders of Common Shares a dividend of not less than $0.05 per share during such year, and in addition, unless the Corporation shall also pay the holders of Common Shares a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Shares during such year. The Corporation may pay dividends to holders of Common Shares in excess of dividends paid, or without paying dividends, to holders of Class B Common Shares. The dividend preference for Common Shares shall not be cumulative.

(b) Share Distribution. The Corporation shall make a share distribution of Class B Common Shares or Common Shares only as follows: (i) Common Shares may only be distributed as a stock dividend on Common Shares and Class B Common Shares may only be distributed as a stock dividend on Class B Common Shares; except that, prior to the issuance of any Common Shares, Common Shares may be distributed as a stock dividend on Class B Common Shares; and (ii) if a stock dividend is declared with respect to either Common Shares or Class B Common Shares, a stock dividend of the same number of shares shall be declared with respect to the other of such classes.

(c) Stock Combinations or Splits. The Corporation shall not combine or subdivide either Common Shares or Class B Common Shares without at the same time making a proportionate combination or subdivision of shares of the other of such classes.

(d) Voting. Each holder of Common Shares and Class B Common Shares shall be entitled to one vote for each share of stock registered in such shareholder’s name, except that the holders of Class B Common Shares shall have exclusive voting power if no Common Shares or voting Preferred Shares are issued and outstanding and holders of Common Shares and voting Preferred Shares shall have exclusive voting power if no shares of Class B Common Shares are issued and outstanding. In all other cases, voting power shall be divided between such classes as follows:

(i) With respect to the election of directors, holders of Common Shares together with the holders voting Preferred Shares voting together as a separate class shall be entitled to elect that number of directors which constitutes 25% of the authorized number of members of the board of directors and, if such 25% is not a whole number, then the holders of Common Shares and voting Preferred Shares shall be entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. Holders of Class B Common Shares voting as a separate class shall be entitled to elect the remaining directors.

(ii) The holders of Common Shares and voting Preferred Shares shall be entitled to vote together as a separate class on the removal, with or without cause, of any director elected by such holders and the holders of Class B Common Shares shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Common Shares.

(iii) Any vacancy in the office of a director elected by the holders of the Common Shares and voting Preferred Shares may be filled by a vote of such holders voting together as a separate class and any vacancy in the office of a director elected by the holders of the Class B Common Shares may be filled by a vote of such holders voting as a separate class. In the absence of a stockholder vote, in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the remaining directors as provided in the bylaws of the Corporation. If permitted by the bylaws, the board of directors may increase the number of directors and any vacancy so created may be filled by the board of directors; provided that, so long as the holders of Common Shares and voting Preferred Shares have the rights provided in subparagraph 4(d) of this certificate in respect of the last preceding annual meeting of stockholders, the board of directors may be so enlarged by the board of directors only to the extent that at least 25% of the enlarged board consists of directors elected by the holders of the Common Shares and voting Preferred Shares or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Common Shares and voting Preferred Shares.

(iv) Notwithstanding the foregoing, holders of Common Shares and voting Preferred Shares shall not have the right to elect directors as set forth above if, on the record date for any stockholders’ meeting at which directors are to be elected, the number of issued and outstanding Common Shares and voting Preferred Shares is less than 10% of the aggregate number of issued and outstanding voting shares of all classes. In such case, all directors to be elected at such meeting shall be elected by the holders of all voting shares voting together as a single class.

(v) The holders of the Common Shares and the holders of the Class B Common Shares shall be entitled to vote as separate classes only when required by law to do so irrespective of the limitations placed herein on the voting rights of such stockholders, or when a separate class vote is required by specific provision therefor in this certificate of incorporation or in the bylaws of the Corporation. Holders of all voting shares shall vote as a single class, in all other matters including, but not limited to, any amendment to this certificate in order to increase or decrease the aggregate number of authorized shares of Common Stock or Preferred Stock.

(e) Conversion. Each holder of record of Class B Common Shares, in such holder’s sole discretion and at such holder’s option, may convert any whole number or all of such holder’s Class B Common Shares into fully paid and non-assessable Common Shares at the rate (subject to adjustment as hereinafter provided) of one Common Share for each Class B Common Share surrendered for conversion. Any such conversion may be effected by surrendering the certificate or certificates for the Class B Common Shares to be converted, duly endorsed, at the office of the Corporation, or the transfer agent, if any, together with a written notice to the Corporation that such holder elects to convert all or a specified number of Class B Common Shares and stating the name or names in which the certificate or certificates for such Common Shares are to be issued. The conversion shall be deemed to have been made at the close of business on the date of surrender and the person or persons entitled to receive the Common Shares issuable on conversion shall be treated for all purposes as the record holder or holders of such Common Shares on that date. No fraction of a Common Share shall be issued on conversion of any Class B Common Share. In lieu thereof, the Corporation shall pay the holder the fair market value of any such fraction in cash. The fair market value shall be based, in the case of publicly traded securities, on the last sale price for such securities on the business day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Common Shares are traded or, if the Common Shares are not then listed on any national securities exchange, the average of the closing bid and asked prices for the day quoted by any electronic bulletin board), or, in the case of non-publicly traded securities, the fair market value on such day determined by a qualified independent appraiser appointed by the board of directors of the Corporation. Any such determination of fair market value shall be conclusive and binding on the Corporation and on each holder of Class B Common Shares and Common Shares.

(f) Liquidation. Holders of issued and outstanding Common Shares shall have preference over the Class B Common Shares upon the voluntary or involuntary liquidation of the Corporation, but only to the extent that the holders of Common Shares be paid the par value of such shares prior to any distribution being made to the holders of Class B Common Shares. In such case, after receiving the par value of their shares, the holders of Common Shares shall receive no further distribution unless and until each holder of Class B Common Shares has received the par value of each share held and a sum equal to the distribution made on each Common Share for which the holders of Class B Common Shares have not received a like amount.

5. Preferred Shares. The board of directors, by resolution, shall have the authority to issue, in one or more series, Preferred Shares, having such preferences, rights and limitations as are established by the board of directors. However, the voting rights, if any, of one Preferred Share shall not exceed the voting rights of one Common Share.

6. Duration. The period of duration of the Corporation shall be perpetual.

7. Powers of Board of Directors. The affairs of the Corporation shall be managed and conducted by a board of directors. The board of directors shall have the authority, without first obtaining the approval of the stockholders of the Corporation, unless otherwise provided herein, upon such terms and conditions as the board deems appropriate: (a) to grant rights or options to subscribe for or purchase, and issue, shares of authorized and unissued stock of the Corporation of any class now or hereafter authorized, to any persons, including officers and directors of the Corporation; (b) to make distributions to its stockholders out of its capital surplus, and to purchase its own shares out of its unreserved and unrestricted capital surplus; (c) to the extent permitted by applicable laws, to guarantee or assume liability for the payment of the principal of, or dividends or interest on, or sinking fund payments in respect to, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind; and liability for the performance of any other contract or obligation, made or issued by any domestic or foreign corporation, partnership, association, trustee, group, individual or entity; and (d) to make, alter and repeal the bylaws of the Corporation.

8. Number of and Initial Board of Directors. The number of directors shall be fixed by, or in the manner provided in, the bylaws.

9. Election of Directors. Elections of directors need not be by written ballot unless otherwise provided by the bylaws of the Corporation.

10. Stockholders’ Meetings. Meetings of stockholders may be held at the Corporation’s principal offices, or as the bylaws may provide.

11. Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

12. Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or if the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

13. Director’s Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for unlawful payment of dividends or making of a distribution or unlawful repurchase or redemption of its own stock; or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

14. Indemnification. The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation to the fullest extent permissible under applicable law, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty or for which the exclusion of personal liability of directors for monetary damages under paragraph 13 is not available. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

15. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

16. Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 222 Delaware Avenue, 9th Floor, Wilmington, New Castle County, Delaware 19801 and the name of its registered agent is The Delaware Corporation Agency.

17. Incorporator. The name and mailing address of the incorporator is: U.S. Bio Energy, Inc., 101 E. Industrial Drive, Sedgwick, Kansas 67136.

The undersigned, being the incorporator of Gold Ribbon Bio Energy Holdings Inc., for the purpose of forming a corporation under the General Corporation Law of the State of Delaware hereby acknowledges the foregoing to be its act and deed and that the facts stated herein are true this 17 day of August, 2007.

U.S. Bio Energy, Inc.

By:	/s/ Timothy R. Schwab
Title:	President

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